Exhibit 10.4

Sale and Purchase Agreement

This Sale and Purchase Agreement (this "Agreement") is entered into on July 19, 2022 (the "Effective Date") by and between

Purchaser (referred as Party A), Visionary Education Services and Management Inc. (the "Purchaser"), a Canada corporation located at 200 Town Centre Blvd. Suite 408A, Markham, Ontario, Canada L3R 8G5, is a private education provider for high-quality education resources and services to students around the globe;

and Seller (referred as Party B)

Mr. Haochen Li (referred as Party B1) residing at No. 438 Fengle South Road, Huangpu, Guangzhou, Guangdong Province, China,

and

Mr. Stephen Mark RIVERS (referred as Party B2) residing at 8903 U.S. Hwy 31, Berrien Springs MI 49104-1950, U.S.A.

(Individually the "Seller" and collectively the "Sellers")

summarizes the principal terms of a proposed private transaction involving 1000 ordinary shares (referred to as Shares) of Griggs International Academy China Co. Ltd., a Hong Kong corporation located at UNIT D 12/F SEABRIGHT PLAZA, 9-23 SHELL ST, NORTH POINT, is a private CONSULTING AND INVESTMENT HOLDING company, (individually and collectively the "Corporation"). The Corporation offers K-12 education resources to students in the region.

RECITALS

WHEREAS, Party B1 owns 620 Shares and Party B2 owns 380 Shares of the Corporation respectively and

WHEREAS, Party A agrees to purchase 620 Shares of the Corporation from Party B1 for $31,000 US dollars,

WHEREAS, Party A agrees to purchase 380 Shares of the Corporation from Party B2 for $19,000 US dollars,

pursuant to the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

SECTION 1:

PURCHASE, PAYMENT TERMS AND CONDITIONS

1.01	Purchase. Subject to the satisfaction of the conditions and terms set forth herein, the Purchaser consents and agrees to purchase 1,000 Shares from the Sellers, and as such the Sellers herein agrees to sell, transfer, convey and deliver to the Purchaser the aforementioned number of Shares. The Corporate shareholders Mr. Haochen Li and Mr. Stephen Mark RIVERS consent and agree to sell 620 and 380 shares respectively to the Purchaser.

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1.02	Payment.

Party A agrees to pay Party B1 $31,000 US dollars for 620 Shares of the Corporation and

Party A agrees to pay Party B2 $19,000 US dollars for 380 Shares of the Corporation

A deposit of 50% of the share purchase price shall be paid to Party B1 and B2 within five business days after the agreement is signed. The remaining balance of the payment shall be paid within five business days after the official registration of the 1,000 ordinary shares under the Purchaser’s name is completed.

(a) The purchase shall be paid by wire transfer to the Sellers’ individual bank accounts designated in writing.

(b) Mr. Haochen Li and Mr. Stephen Mark RIVERS shall retain 10% of dividend rights of the Corporation’s Griggs Program in exchange for the sale of their ordinary shares. The Purchaser guarantees to pay an annual minimum of $20,000 US dollars to Party B1 and $10,000 US dollars to Party B2 as a retainer if no dividend is to be declared along with the Corporation operates. The payment of the retainer shall commence 1 September 2022 and remain in effect until 31 August 2032 if, in case of, the Corporation terminates its operation before 31 August 2032. Dividend and/or retainer payment shall be paid by the Sellers’ individually designated bank accounts on or before 2 April of each year.

1.03	Arrangement for Key Persons. The Corporation’s current shareholder Mr. Haochen Li shall remain in employment with the Corporation for a minimum period of ten years, to conclude on 31 August 2032. Ms. Lisa Kerr and Ms. Leila Qiu shall be guaranteed employment with the Corporation for a minimum period of five years. Thereafter the employment period may be extended as agreed by negotiating parties. Mr. Stephen Mark RIVERS shall continue to engage in the Corporation operation as Academic Advisor for the Griggs Program only for a minimum period of five years. In the event that Mr. Haochen Li, Mr. Stephen Mark Rivers, Ms. Lisa Kerr or Ms. Leila Qiu is unable to fulfil any duties, such replacements shall solely be authorized by Griggs USA. The Seller may offer new employment conditions to any replacement key person(s) authorized by Griggs USA.

All Parties agree to include the key persons to the Corporation: Ms. Fan Zhou as Executive Director, Mr. Haochen Li as Chairman and Chief Representative, Asia Pacific, Mr. Stephen Mark RIVERS as Academic Advisor for the Griggs Program, Mr. Zaiyi Liao as Director and Chief Academic Officer, Mr. Guiping Xu as Chief Financial Officer, Ms. Lisa Kerr as Academic Director of the Griggs Program and Ms. Leila Qiu as Administrator of the Griggs Program.

1.04	Compensation for Key Persons. Mr. Haochen Li, Ms. Lisa Kerr and Ms. Leila Qiu shall continue to draw salaries and benefits from the Corporation at the current employment contract rate as of the Effective Date hereof, or as increased by consent of the holders of a majority of the issued and outstanding shares of the Corporation, so long as they are employed by the Corporation according to the terms set in Section 1.03.

Mr. Stephen Mark RIVERS shall receive $10,000 US dollars per year from the Corporation from the Effective Date hereof, or as increased by consent of the holders of a majority of the issued and outstanding shares of the Corporation, so long as they are employed by the Corporation according to the terms set in Section 1.03.

Both Mr. Haochen Li and Mr. Stephen Mark RIVERS are eligible to the Purchaser’s stock options for executives and key persons subject to its Board approval.

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1.05	The Griggs China Board. Following completion of the transaction, the Board shall include the following three members / directors: Ms. Fan Zhou, Mr. Haochen Li (Chairman), Mr. Zaiyi Liao. Mr. Haochen Li has the one vote power of rejection of all votes pertaining to the Griggs Program only if the motion will not cause damages to the Program and negatively impact the development and expansion of the Program.

1.06	Conditions and Date of Closing. The obligations of the Parties to complete all contemplated transactions herein shall be subject, in conjunctions with other items, to the satisfactions of the following conditions:

(a)	Completion of share registration;

(b)	Completion of the purchase payment;

(c)	Finally, any and all essential steps to achieve a Closing shall be completed before 31 August 2022, registration complete date or the Closing Date. The aforementioned Closing Date may be subject to a mutually agreed upon extension or postponement by both parties.

1.08	Share Registration. The Sellers, upon receipt of the deposit shall cancel or transfer said number of Ordinary Shares directly back to the Purchaser through the Sellers' appointed and duly authorized attorney, officer or agent. The Corporate shall complete share registration for the Purchaser in five business days after the Closing Date.

SECTION 2:

REPRESENTATION AND WARRANTIES

2.01	Sellers Representation and Warranties. The Sellers herein represent and warrant to Purchaser as follows:

(a)	Power and Authority. The Sellers have the power and authority to implement, carry out and convey all aspects of this Agreement, and conclude the transactions that are contemplated hereby.

(b)	Validity and Enforceability. This Agreement and any and all other instruments or documents executed by the Sellers in correlation herewith have been duly executed by the Sellers, and constitute valid and legally binding commitments of the Sellers, enforceable in accordance with their respective terms.

(c)	No Encumbrances. The Sellers, being the owner of record and possessor of all right, title and interest, both legal and beneficial, certifies and attests that all Shares are free and clear of any and all liens. Upon the delivery of the certificates representing the Shares to be sold by the Sellers to the Purchaser hereunder and purchase made pursuant to this Agreement, good, valid and marketable title to said Shares, being free and clear of all liens, encumbrances, equities, debts, claims, liabilities and/or obligations, whether absolute, accrued, contingent or otherwise, will be transferred to the Purchaser.

(d)	Knowledge and Access. The Sellers has knowledge and experience in financial and business matters and has been furnished access to information and documentation regarding the dividend rights and retainer payment. The Seller is capable of evaluating the merits and risks of accepting the share purchase in exchange for the other terms and conditions of this Agreement. The Sellers has been provided with the opportunity to inquire and receive answers regarding the terms and conditions of this Agreement.

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2.02	Purchaser Representation and Warranties. The Purchaser herein represents and warrants to Sellers as follows:

a)	Power and Authority. The Purchaser has the power and authority to implement, carry out and convey all aspects of this Agreement, and conclude the transactions that are contemplated hereby.

b)	Organization and Qualifications. The Purchaser is incorporated, duly organized, validly existing and in good standing under the laws of Canada.

c)	Validity and Enforceability. This Agreement and all other instruments or documents executed by the Purchaser in regards herewith have been duly executed by the Purchaser, and constitute valid and legally binding commitments of the Purchaser, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, agreed period of delay or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in an action at law or in equity).

d)	Knowledge and Access: Purchaser represents that it has had sufficient time and access to the books, records, business and all other information of the Corporation to properly inspect and review the business of the Corporation, and in executing this agreement and consummating the contemplated transaction Purchaser has not relied upon any comments, statements, representations or the like made by Seller, the Corporation or any third-party except those specifically made in this agreement. The Purchaser has knowledge and experience in financial and business matters and has been furnished access to Griggs China information, documentation and agreements regarding the Sellers and the Office Agreement with Griggs International Academy. The Purchaser agrees to abide by all terms and conditions of the current Office Agreement between GIA China and Griggs USA. The Purchaser has knowledge of and has been furnished access to Griggs China employment contracts and agrees to abide by all employment terms and conditions in respect to employees Ms. Lisa Kerr and Ms. Leila Qiu. The Purchaser is capable of evaluating the merits and risks of purchasing the Shares and the other terms and conditions of this Agreement. The Purchaser has been provided with the opportunity to inquire and receive answers regarding the terms and conditions of this Agreement and to obtain additional information.

e)	Copyrights and Intellectual Property: The Purchaser is aware that all copyrights for academic materials are retained by Griggs USA, subject to the terms and conditions of the Office Agreement. The Purchaser is authorized under the Office Agreement to use all academic materials provided by Griggs USA. The “Griggs” name, logo and branding are retained by Griggs USA. Griggs China is authorized to use the “Griggs name, logo and branding, subject to the terms and conditions of the Office Agreement.

f)	Sale of Griggs China: The Purchaser agrees not to sell or transfer ownership of Griggs China for a period of ten years. The Seller further agrees to notify Griggs USA in writing of any pending sale of Griggs China before completing any sale agreement.

The terms of this Agreement and the underlying transaction comply with all applicable laws of Hong Kong and of any applicable state thereof and no consent, approval, order or authorization of, or registration, qualifications, designation, declaration or filing with, any federal, state or local governmental agency or authority on the part of the Purchaser is required in connection with implementation of the purchase of Shares contemplated by this Agreement.

SECTION 3:

MISCELLANEOUS

3.01	Notices. Both Parties to this Agreement shall provide sufficient notice or communication by certified mail, return receipt requested, to the aforementioned addresses herein listed or to other such address as either Party may have furnished to the other in writing with regards to any notice or communication directly related to this Agreement. The notice shall be deemed received when delivered or signed for, or on the third day after mailing if not signed for.

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3.02	Successors and Assigns. This Agreement shall be legally binding upon and inure to the benefit of the Parties and their respective successors and assigns.

3.03	Entire Agreement. This Agreement contains the entire agreement of the Parties regarding the subject matter of this Agreement, and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the Parties.

3.04	Amendment. This Agreement may be modified or amended if said modification or amendment is made in writing and signed by both Parties.

3.05	Severability. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as to be limited.

3.06	Governing Law. To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of Hong Kong, notwithstanding any choice-of-law or conflicts-of-law rules to the contrary. The Parties agree that any legal action relating to this Agreement shall be commenced and maintained exclusively before any appropriate state or federal court of record in Hong Kong.

3.07	Counterparts. This Agreement may be executed in separate counterparts, either of which, when so executed, shall be deemed to be an original and both of which, when taken together, shall constitute but one and the same agreement.

3.08	Survival. The representation, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the implementation of the transactions contemplated hereby, notwithstanding any investigation made by either Party.

3.09	Further Assurances. Each Party shall at any time and from time to time after the date hereof, take whatever actions the other Party or its affiliates or agents reasonably request to effectuate, record, evidence or perfect the transfer of the Shares to the Purchaser pursuant to this Agreement or to otherwise effectuate or implement any of the transactions contemplated hereby.

3.10	Waiver. The waiver of any breach or violation of any term or condition hereof shall not affect the validity or enforceability of any other term or condition, nor shall it be deemed a waiver of any subsequent breach or violation of the same term or condition. No waiver of any right or remedy under this Agreement shall be effective unless made in writing and executed by the Party so to be charged. The rights and remedies of the Parties to this Agreement are cumulative and not alternative.

3.11	Effect of Title and Headings. The title of the Agreement and the headings of its Sections are included for convenience and shall not affect the meaning of the Agreement or the Section.

3.12	Attorney's Fees. If any legal proceeding is brought for the enforcement of this Agreement, or because of an alleged breach, default or misrepresentation in connection with any provision of this Agreement or other dispute concerning this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees incurred in connection with such legal proceeding. The term "prevailing party" shall mean the party that is entitled to recover its costs in the proceeding under applicable law, or the party designated as such by the court.

3.13	Interpretation. The terms of this Agreement shall be construed in accordance with the meaning of the language used and shall not be construed for or against either Party reason of the authorship of this Agreement or any other rule of construction which might otherwise apply.

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3.14	Clear Separation of Liabilities and Obligations. Sellers are fully responsible for all the legal and financial obligations of their shareholder status before the purchase or closing; Purchaser has no responsibility for these obligations at all. After the purchase closing, Purchaser will take full responsibility to their share percentages.

3.15	Supersedes all Prior Agreements. This Agreement hereby supersedes and replaces all prior agreements, both written and oral, including any prior Sale and Purchase Agreements and rights of first refusal. In the event any prior agreements shall have terms which conflict with this Agreement, the terms of this Agreement shall control. No other agreement, written or oral, shall form part of this agreement.

3.16	Arbitration. All disputes, claims, controversies arising out of the Agreement shall be resolved through arbitration under the auspices of the Hong Kong International Arbitration Centre in accordance with its Commercial Arbitration Rules. Venue for any arbitration shall be in Hong Kong.

3.17	Disclaimer. THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THE ISSUANCE OF SUCH SECURITIES OR THE PURCHASE OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PROR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL.

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EXECUTION PAGE

IN WITNESS WHEREOF, THE AGREEMENT IS ACKNOWLEDGED, CONFIRMED AND ACCEPTED BY PARTIES FOR AND ON BEHALF OF THE FOLLOWING PARTIES AND BECOMES EFFECTIVELY IMMEDIATELY:

Seller:

Haochen Li, Party B1

Signature:	/s/ Haochen Li
Haochen Li

Stephen Mark RIVERS, Party B2

Shareholder and Seller

Signature:	/s/ Stephen Mark RIVERS
Stephen Mark RIVERS

Purchaser:

Visionary Education Services and Management Inc. Party A

Signature:	/s/ Fan Zhou
Fan Zhou

The Purchaser’s Representative

Title of Purchaser’s Representative: Executive Director

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EDT (Electronic document transmissions)

EDT (Electronic document transmissions) shall be deemed valid and enforceable in respect of any provisions of this Contract. As applicable, this Agreement shall be:

1.  Incorporate U.S. Public Law 106-229, “Electronic Signatures in Global and National Commerce Act” or such other applicable law conforming to the UNCITRAL Model Law on Electronic Signatures (2001) and

2.  Electronic Commerce Agreement (ECE/ TRADE/257, Geneva, May 2000) adopted by the United Nations Centre for Trade Facilitation and Electronic Business (UN/CEFACT).

3.  EDT documents shall be subject to European Community Directive No. 95/46/EEC, as applicable. Either Party may request hard copy of any document that has been previously transmitted by electronic means provided however, that any such request shall in no manner delay the parties from performing their respective obligations and duties under EDT instruments.

ELECTRONIC SIGNATURE IS VALID AND LEGALLY BINDING AS AN ORIGINAL IF TRANSMITTED IN SECURE AND CERTIFIED *. PDF FORMAT

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